Exhibit 99.1

Navidea Biopharmaceuticals Regains Commercialization and Distributions Rights in Europe for LYMPHOSEEK®

DUBLIN, Ohio--(BUSINESS WIRE)-- Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, is pleased to announce that the Company has regained the commercialization and distribution rights in Europe for LYMPHOSEEK® (technetium Tc99m tilmanocept) injection from Norgine B.V. (“Norgine”). Navidea and Norgine have decided, by mutual agreement, to end the existing license agreement (“Agreement”) between the two companies.

The Agreement was originally entered in March 2015, and provided Norgine with the exclusive rights in Europe for LYMPHOSEEK. As a result of today’s transaction, Navidea has regained all rights, economics, and intellectual property of LYMPHOSEEK in Europe.

Per the new agreement, both companies will cooperate to complete a seamless transfer of regulatory marketing authorizations back to Navidea. Through the transition, Norgine will remain responsible for the continued commercialization and distribution of LYMPHOSEEK in Europe for a period of six months.

Jed Latkin, CEO of Navidea, commented, “We would like to thank Norgine for our legacy partnership and initiating the commercialization and distribution in Europe. I am delighted that LYMPHOSEEK’s European rights and economics are now fully in the hands of Navidea. We are excited about the potential for this asset in Europe and will work to mirror the product’s successful and broad-based commercial adoption in the United States.”

Management plans to address the new agreement during the Company’s First Quarter 2020 Earnings Conference Call, scheduled for Thursday, May 14, 2020 at 5:00 p.m. (EDT). Conference call and webcast details can be found below.

Additionally, the Company has finalized the previously announced $4.2 million financing related to the judgement by the Ohio Court of Common Pleas (the “Judgment”). Navidea has agreed to issue Keystone Capital Partners, LLC, an existing shareholder, up to $4.2 million of mandatory redeemable preferred shares. These preferred shares are guaranteed by a portion of the proceeds of the Judgment.

Conference Call Details

Event: Q1 2020 Earnings and Business Update Conference Call

U.S. & Canada Dial-in: 877-407-0312

International Dial-in: +1 201-389-0899

Conference ID: 13703112

Webcast Link: https://webcasts.eqs.com/navidbioph20200514/en

About LYMPHOSEEK

LYMPHOSEEK® (technetium Tc 99m tilmanocept) is approved in Europe for imaging and intraoperative detection of sentinel lymph nodes draining a primary tumor in adult patients with breast cancer, melanoma, or localized squamous cell carcinoma of the oral cavity. LYMPHOSEEK® is designed to locate the sentinel lymph nodes and map lymph node drainage from these cancers.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts. For more information, please visit www.navidea.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations regarding pending litigation and other matters. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: our history of operating losses and uncertainty of future profitability; the final outcome of any pending litigation; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; dependence on royalties and grant revenue; our ability to implement our growth strategy; anticipated trends in our business; our limited product line and distribution channels; advances in technologies and development of new competitive products; our ability to comply with the NYSE American continued listing standards; our ability to maintain effective internal control over financial reporting; the impact of the current coronavirus pandemic; and other risk factors detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at http://www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Contacts

Navidea Biopharmaceuticals, Inc.

Jed Latkin, CEO

614-973-7490

jlatkin@navidea.com

PCG Advisory, Inc.

Adam Holdsworth

646-862-4607

adamh@pcgadvisory.com